SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 10, 2002

CityXpress Corp
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

000-30742	98-0232838
(Commission File Number)	(IRS Employer Identification No.)

Suite 200, 1727 West Broadway, Vancouver, B.C. Canada V6J4W6
(Address of Principal Executive Offices)

(604) 638-3811
(Registrat's Telephone Number, Including Area Code)

(Former Name of Former Address, if Changed Since Last Report)

ITEM 2. Acquisitision or Disposition of Assets

On July 10, 2002, CityXpress Corp (the "Company") completed its acquisition of the online auction business and related assets of 10digit Communications from FP Canadian Newspapers Limited Partnership ("FP"), pursuant to an Asset Purchase and Sale Agreement dated July 10, 2002 (the "Agreement"), filed as an Exhibit to this Report. The purchase price is calculated based on one and one-half times the revenue received or receivable from customers of 10digit Communications existing on the date of the Agreement for the year ended December 31, 2002, and will be paid through the issuance of shares of the Company's common stock in two tranches at a value of $0.25 per share. The number of shares of the Company's common stock to be issued in the first tranche will be calculated based on revenue received or receivable for the period from January 1, 2002 through June 30, 2002. The number of shares of the Company's common stock to be issued in the second tranche will be calculated based on revenue received or receivable for the period from July 1, 2002 through December 31, 2002.

As part of the acquisition, the Company entered into a thirty (30) month Equipment Lease Agreement to lease from FP certain servers and computer hardware used in the acquired online auction business.

The Company intends to continue to operate the acquired online auction business and the acquired assets as an integral part of its business operations. The Company has hired the key employees who have been primarily responsible for operating the acquired online auction business.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial statements of business acquired:

The financial statements will be filed no later than sixty (60) days after the date on which this report on Form 8-K must be filed.

(b) Pro forma financial information:

The pro forma financial statements will be filed no later than sixty (60) days after the date on which this report on Form 8-K must be filed.

(c) Exhibits

Exhibit No.	Description

2.1	Asset Purchase and Sale Agreement dated July 10, 2002 by and between FP Canadian Newspapers Limited Partnership and CityXpress Corp.

2.2	Equipment Lease Agreement dated July 10, 2002 by and between FP Canadian Newspapers Limited Partnership and CityXpress Corp.

2.3	Non-Compete and Non-Solicitation Agreement dated July 10, 2002 by and between FP Canadian Newspapers Limited Partnership and CityXpress Corp.

2.4	Registration Rights Agreement dated July 10, 2002 by and between FP Canadian Newspapers Limited Partnership and CityXpress Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITYXPRESS CORP

Date: July 25, 2002	By: /s/ Phil Dubois
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase and Sale Agreement dated July 10, 2002 by and between FP Canadian Newspapers Limited Partnership and CityXpress Corp.

2.2	Equipment Lease Agreement dated July 10, 2002 by and between FP Canadian Newspapers Limited Partnership and CityXpress Corp.

2.3	Non-Compete and Non-Solicitation Agreement dated July 10, 2002 by and between FP Canadian Newspapers Limited Partnership and CityXpress Corp.

2.4	Registration Rights Agreement dated July 10, 2002 by and between FP Canadian Newspapers Limited Partnership and CityXpress Corp.

Exhibit 2.1 ASSET PURCHASE AND SALE AGREEMENT

This Agreement, entered into this 10 of July, 2002, between FP Canadian Newspapers Limited Partnership, a limited partnership formed under the laws of British Columbia with an address at 1355 Mountain Avenue, Winnipeg, Manitoba R2X 3B6 ("Seller") and CityXpress Corp., a Florida corporation with an address at 200-1727 West Broadway, Vancouver, BC V6J 4W6 ("Purchaser"). Seller and Purchaser may also be referred to individually as a "party" and collectively as the "parties".

WITNESSES

WHEREAS, Seller, has, among its several businesses, 10digit Communications a division which, in addition to other activities, provides software and services for conducting online auctions, the online auction business of 10digit Communications being referred to in this Agreement as the "Business"; and

WHEREAS, in connection with the operation of the Business, the Seller owns certain assets, including, but not limited to, goodwill, contracts with customers, customer lists, software and hardware; and

WHEREAS, Purchaser desires to buy and Seller desires to sell the Business, and rent and sell related assets; and

WHEREAS, the Seller desires to retain all of the assets of its 10digit Communications division other than the those necessary for the operation of it's online auction business.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1. Purchase and Sale of the Assets.

A. Subject to the satisfaction of all of the conditions to each party's obligations set forth in Section 9 hereof (or, with respect to any condition not satisfied, the waiver thereof by the party or parties for whose benefit the condition exists), on the Closing Date, Seller will sell, convey, assign, transfer and deliver all of the assets described on Exhibit A to this Agreement (the "Purchased Assets") free and clear of all claims, liabilities, debts, mortgages, liens, security interests, and all other interests of third parties, except as disclosed in Exhibit B, attached hereto, the Purchaser will purchase, acquire and pay for, as hereinafter provided, the Purchased Assets, and the Seller and the Purchaser will execute and deliver an Equipment Lease Agreement in the form attached as Exhibit C to this Agreement with respect to the assets described on Exhibit D to this Agreement (the "Leased Assets")

B. Purchaser shall assume such Assigned Agreements (as defined in Exhibit A) only in accordance with terms of an assignment and assumption agreement satisfactory to Purchaser acting reasonably and executed by the parties at or after Closing. A complete list of customers of the Business on the date of this Agreement is set out on Exhibit E to this Agreement (the "Customers")

C. Except for the Assigned Agreements, or as provided for in this Agreement or the Lease Agreement, Seller shall be solely responsible, and there shall be no assumption of liability by Purchaser, for any agreement, contract, obligation or commitment of Seller, whether known or unknown, contingent or otherwise, relating to the Business, the Purchased Assets, the Leased Assets, Seller's employees, or any of the affairs of Seller. With respect to the Assigned Agreements, it is specifically understood that Purchaser shall assume only those obligations of Seller thereunder accruing on or after the Closing Date. Purchaser shall not be obligated to perform any contract, agreement, obligation or commitment of Seller, whether known or unknown, contingent or otherwise, not specifically assigned to and assumed by Purchaser in writing hereunder. Seller shall remain liable for all liabilities, payments, obligations, and duties under the Assigned Agreements accruing prior to or by reason of events occurring prior to the Closing Date.

2. Purchase Price for the Purchased Assets.

A. The Purchase Price for the Purchased Assets shall be equal to one and one half times the Revenue for the period January 1, 2002 through June 30, 2002 and one and one half times the Revenue for the period July 1, 2002 through December 31, 2002.

B. Within thirty (30) days after the Closing Date, the Revenue for the period January 1, 2002 through June 30, 2002 shall be determined by Seller ("First 6 Months Revenue"), and Seller shall deliver a statement to Purchaser setting out such Revenue ("First 6 Months Revenue Statement"). The First 6 Months Revenue Statement shall be certified by Seller's Chief Financial Officer. Purchaser will have thirty (30) days from the date the First 6 Months Revenue Statement is delivered to Purchaser to review the First 6 Months Revenue Statement and the books, records, reports and accounts necessary to support the computation of the First 6 Months Revenue and to object to the amount of and the computation of the First 6 Months Revenue. Any such objections must be made by written notice given to Seller by Purchaser within the above referenced thirty-(30) day period ("Purchaser's Objection Notice"). If Purchaser and Seller are unable to resolve the objections raised by Purchaser within thirty (30) days after Seller receives Purchaser's Objection Notice (the "Purchaser's Objection Resolution Period"), Purchaser may, at its own expense, engage an independent chartered accountant licensed to conduct financial statement audits in the Province of Manitoba and acceptable to the Seller acting reasonably to review and audit the books, accounts, reports and records of Seller as show the First 6 Months Revenue for the purpose of determining the First 6 Months Revenue. Seller shall give such accountant access to such books, accounts, records and reports as requested by such accountant, acting reasonably, for the purpose of conducting this audit and review. The results of such audit shall be final and binding upon both parties. If Purchaser does not elect to engage an independent chartered accountant within five (5) days after the expiration of the Purchaser's Objection Resolution Period, Purchaser will be deemed to have waived its objections and the First 6 Months Revenue Statement will be the sole factor in determining the First 6 Months Revenue.

Within twenty (20) days of the determination of the First 6 Months Revenue pursuant to paragraph 2B. above, Purchaser shall deliver to Seller stock certificates for shares of its common stock ("Common Stock") representing that number of fully-paid and non-assessable shares of Common Stock determined by multiplying one and one-half times the First 6 Months Revenue converting the product into United States Dollar equivalent using the Exchange Rate and dividing the product converted into United States Dollars by $0.25 (the "First Tranche Shares"). For purposes hereof the Exchange Rate shall be 1.53 Canadian Dollars per United States Dollar.

C. On or before January 31, 2003, the Revenue for the period July 1, 2002 through December 31, 2002 shall be determined by Purchaser ("Second 6 Months Revenue"), and Purchaser shall deliver a statement to Seller setting out such Revenue. ("Second 6 Months Revenue Statement"). The Second 6 Months Revenue Statement shall be certified by Purchaser's Chief Financial Officer. Seller will have thirty (30) days from the date the Second 6 Months Revenue Statement is delivered to Seller to review the Second 6 Months Revenue Statement and the books, records, reports and accounts necessary to support the computation of the Second 6 Months Revenue and to object to the amount of and the computation of the Second 6 Months Revenue. Any such objections must be made by written notice given to Purchaser by Seller within the above referenced thirty (30) day period ("Seller's Objection Notice"). If Purchaser and Seller are unable to resolve the objections raised by Seller within thirty (30) days after Purchaser receives Seller's Objection Notice (the "Seller's Objection Resolution Period"), Seller may, at its own expense, engage an independent chartered accountant licensed to conduct financial statement audits in the Province of British Columbia and acceptable to the Purchaser acting reasonably to review and audit the books, accounts, reports and records as show the Second 6 Months Revenue for the purpose of determining the Second 6 Months Revenue. Purchaser shall give such accountant access to such books, accounts, records and reports as requested by such accountant, acting reasonably, for the purpose of conducting this audit and review. The results of such audit shall be final and binding upon both parties. If Seller does not elect to engage an independent chartered accountant within five (5) days after the expiration of the Seller's Objection Resolution Period, Seller will be deemed to have waived its objections and the Second 6 Months Revenue Statement will be the sole factor in determining the Second 6 Months Revenue.

Within twenty (20) days of the determination of the Second 6 Months Revenue pursuant to paragraph 2C. above, Purchaser shall deliver to Seller stock certificates for shares of its Common Stock representing that number of fully-paid and non-assessable shares of Common Stock determined by multiplying one and one-half times the Second 6 Months Revenue converting the product into United States Dollar equivalent using the Exchange Rate referred to in paragraph 2B. and dividing the product converted into United States Dollars by $0.25 (the "Second Tranche Shares").

D. For purposes hereof, the term "Revenue" means the fees charged and received or receivable from Customers for conducting and hosting online auctions, but excludes fees received for providing sales or administrative training services or recovery of travel and accommodation expenses.

E. Notwithstanding the foregoing, the Purchaser will not be obligated to issue any shares of its Common Stock or deliver any certificates representing such shares of its Common Stock to the Seller until such time as the Seller has delivered to the Purchaser a letter from the agent lender identified in Exhibit B confirming that the Seller is permitted to dispose of the Leased Assets and the Purchased Assets free and clear of the security interest disclosed in Exhibit B.

3. Time and Place of Closing and Delivery of Bill of Sale.

A. The consummation of the transfer of the Purchased Assets and other transactions contemplated under this Agreement (the "Closing") shall take place at the offices of the Seller's legal counsel, Bull, Housser & Tupper, Suite 3000 - 1055 W. Georgia St., Vancouver, B.C., by July 10 2002, or at such later date as shall be fixed by the parties hereto by agreement in writing. The date and time of Closing are herein referred to as the "Closing Date."

B. At the Closing, Seller shall deliver the following to Purchaser:

1. A duly executed Bill of Sale in form and substance reasonably satisfactory to Purchaser transferring all Purchased Assets to Purchaser, together with such other appropriate instruments of transfer as Purchaser may reasonably request, transferring to Purchaser all of the Purchased Assets as of the Closing Date.

2. Duly executed Equipment Lease Agreement.

3. A duly executed Assignment Agreement in form and substance reasonably satisfactory to Purchaser assigning to Purchaser the Assigned Agreements, together with the written consents as may be required for assignment of such Assigned Agreements.

4. Duly executed instruments of assignment of the Intellectual Property in form suitable for recording in the appropriate office or bureau, and the original certificates, if available, of the Intellectual Property together with any powers of attorney or assignments of license or use agreements necessary to make the conveyance effective.

5. The Files and Records.

6. Duly executed election pursuant to Section 167 of the Excise Tax Act (Canada).

7. Such certificates as reasonably requested by Purchaser.

8. Such other and further instruments of conveyance, assignment and transfer as Purchaser may reasonably request for the effective conveyance and transfer of any of the Purchased Assets.

9. Possession of the Assets.

10. Duly executed Non Compete Agreement in the form attached hereto as Exhibit F by Seller.

11. Duly executed Registration Rights Agreement in the form attached hereto as Exhibit G.

C. At the Closing, Purchaser shall deliver the following to Seller:

1. Such certificates as reasonably requested by Seller.

2. Duly executed Lease Agreement.

3. Duly executed instruments of assumption of the Assigned Agreements.

4. Copies of the offers of employment prepared and delivered by the Purchaser and in a form acceptable to the Seller to the Employees and copies of the accepted offers of employment from Messrs. Raizen and Rice in fulfillment of the Purchaser's obligations under Section 6D. below.

5. Duly executed election pursuant to Section 167 of the Excise Tax Act (Canada).

6. Duly executed Registration Rights Agreement in the form attached hereto as Exhibit G.

7. Resolution of directors of Purchaser authorizing the entering into of the Asset Purchase and Sale Agreement, Non-Competition and Non-solicitation Agreement, Equipment Lease Agreement and other ancillary and related documents.

4. Warranties, Covenants and Representations of Seller.

In this Agreement the words "to the best of the Seller's knowledge" mean to the best of the knowledge of the Seller's senior officers who have been directly involved in the negotiation, execution and delivery of this Agreement without having made any specific inquiries.

Seller represents and warrants and covenants to the Purchaser as follows:

A. Except as disclosed in Exhibit B, attached hereto, Seller is the owner and has good, marketable and merchantable title to all of the Purchased Assets and the Leased Assets, and will on the Closing Date have full legal right, power and authority to assign, transfer and sell the Purchased Assets to Purchaser and subject to the terms of the Equipment Lease Agreement to lease the Leased Assets to Purchaser, free and clear of all claims, security interests, mortgages, pledges, liens and other encumbrances of every nature whatsoever. No action is pending or, to the knowledge of Seller (without having made any specific inquiries in this regard), threatened, which would contest the ownership of, or right to transfer, any of the Purchased Assets or the Leased Assets. Neither the Purchased Assets nor the Leased Assets will, except as disclosed in Exhibit B, attached hereto, at the Closing Date be subject to any contract, sale or other agreement. The delivery of the Purchased Assets to Purchaser pursuant to the provisions of this Agreement will, except as disclosed in Exhibit B, attached hereto, transfer good and valid title thereto, free and clear of all claims, security interests, mortgages, pledges, liens and other encumbrances of every nature whatsoever.

B. True, complete and correct copies of all material written contracts that pertain to the Business, including the Assigned Agreements have been furnished to Purchaser, and a list of all the Assigned Agreements is included in Exhibit A. The Assigned Agreements are in full force and effect and valid, binding, and enforceable in accordance with their terms and, to the best of the Seller's knowledge, there is no outstanding default of any of the Customers or of Seller thereunder. The Assigned Agreements are assignable by Seller to Purchaser on the terms and conditions set out in such agreements.

C. Seller is a limited partnership existing under the laws of the Province of British Columbia, has all requisite power and authority to enter into and carry out its obligations under this Agreement and to own, operate and lease its properties and to carry on the Business as the Business is now being conducted, and is in good standing in all jurisdictions where its present activities pertaining to the Business require it to be so qualified, licensed or in good standing. Seller has all requisite corporate power and authority to enter into, deliver and fully perform this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, have been duly authorized by all necessary action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller and constitutes a valid and legally binding obligation, enforceable against Seller in accordance with its terms subject only to bankruptcy, insolvency, reorganization, moratoriums or similar laws in effect affecting the enforceability or rights of creditors generally and by general equitable principles which may limit the right to obtain equitable relief. Seller has the full right to enter into the Agreement and there are no impediments, contractual or otherwise, to full performance hereunder.

D. No notice to, filing with, and no permit, authorization, consent or approval of any arbitrator, court, nation, government, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government (a "Governmental Entity"), or, except as disclosed in Exhibit B, attached hereto, any private third party is necessary for the consummation by Seller of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Seller, the consummation by Seller of the transactions contemplated hereby nor compliance by Seller with any of the provisions hereof will (i) conflict with or result in any material breach of any provision of Seller's corporate documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, cancellation or acceleration or result in the creation of any mortgage, pledge, charge, security interest, claim or encumbrance of any kind (collectively, a "Lien") under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Seller is a party or by which it or any of the Purchased Assets or Leased Assets may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller.

E. As of the date of this Agreement, there is no action, suit, proceeding, arbitration, investigation pending or to the best of the Seller's knowledge, threatened involving the Business, the Purchased Assets or the Leased Assets.

F. To the best of the Seller's knowledge, the Seller is in compliance with, and has not violated any applicable law, rule or regulation which materially affects the Business, the Purchased Assets or the Leased Assets and no notice, charge, claim or action has been received by Seller or has been filed, commenced or threatened against Seller alleging any such violation. All licenses, permits and approvals required under such laws, rules and regulations are in full force and effect.

G. The term "Intellectual Property", as used herein, is defined in Exhibit A. The Seller owns or has a valid right to use all Intellectual Property.

1. Except as disclosed in Exhibit B, attached hereto, the Intellectual Property owned by Seller is free and clear of all Liens.

2. Except as disclosed in Exhibit A, attached hereto, the Intellectual Property owned by Seller and to the best of the Seller's knowledge any intellectual property used or licensed but not owned by the Seller in the conduct of the Business, is valid and subsisting, in full force and effect, and has not been cancelled, expired, or abandoned. There is no pending or to the best of the Seller's knowledge threatened opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against the registrations of Seller, or against any intellectual property licensed to Seller and used by Seller in the Business.

3. To the best of the Seller's knowledge, the conduct of the Business does not infringe upon any intellectual property rights owned or controlled by any third party (either directly or indirectly such as through contributory infringement or inducement to infringe), and there are no claims or suits pending or threatened, and Seller has not received any notice of a third party claim or suit (i) alleging that its conduct of the Business infringes upon, violates, or constitutes the unauthorized use of the intellectual property rights of any third party or (ii) challenging the ownership, use, validity or enforceability of any Intellectual Property.

4. There are no settlements, forebearances to sue, consents, judgments, or orders or similar obligations which (i) restrict Seller's rights to use any Intellectual Property, or (ii) restrict the Business in order to accommodate a third party's intellectual property rights. Seller has not licensed or sublicensed its rights in Intellectual Property.

5. No current or former partner, director, officer or employee of Seller (or any of their respective predecessors in interest) will, after giving effect to the transactions contemplated herein, own or retain any material rights in or to any of the Intellectual Property.

6. To the best of the Seller's knowledge, no third party is misappropriating, infringing, diluting, or violating any Intellectual Property owned by Seller and no such claims have been brought against any third party by Seller.

7. With respect to Software (as defined in Exhibit A) included in Intellectual Property, such Software was either developed (i) by employees of Seller within the scope of their employment; or (ii) by third parties who have assigned all of their rights therein to Seller pursuant to a written agreement.

H. Subject to the Purchaser's compliance with Section 6C. below, for a period of three months after the Closing, but in no event after September 30, 2002 (the "Transition Period"), Seller shall permit Purchaser, at no charge to Purchaser, to operate the Business from the premises at 1355 Mountain Avenue, Winnipeg, Manitoba R2X 3B6 used by Seller to operate the Business (the "Business Premises") on the date of this Agreement. During the Transition Period, Purchaser will be permitted to use all furniture, the telephone system, fax machine, laser printer and photocopier located in the Business Premises on the date of this Agreement.

5. Warranties, Covenants and Representations of Purchaser. Purchaser represents, warrants and covenants to and with Seller as follows:

A. Purchaser is a corporation validly existing and in good standing under the laws of the state of its incorporation, has all requisite power and authority (corporate and other) to own, operate and lease its properties and to carry on its business as such business is now being conducted, and is in good standing in all jurisdictions where its present activities require it to be so qualified, licensed or in good standing. Purchaser has all requisite corporate power and authority to enter into, deliver and fully perform this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Purchaser, and at the Closing Date, the consummation of the transactions contemplated herein will be duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and legally binding obligation, enforceable against Purchaser in accordance with its terms subject only to bankruptcy, insolvency, reorganization, moratoriums or similar laws in effect affecting the enforceability or rights of creditors generally and by general equitable principles which may limit the right to obtain equitable relief. Purchaser has the full right to enter into the Agreement and there are no impediments, contractual or otherwise, to full performance hereunder.

B. No notice to, filing with, and no permit, authorization, consent or approval of any arbitrator, court, nation, government, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government (a "Governmental Entity"), or any private third party is necessary for the consummation by Purchaser of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Purchaser, the consummation by Purchaser of the transactions contemplated hereby nor compliance by Purchaser with any of the provisions hereof will (i) conflict with or result in any material breach of any provision of Purchaser's corporate documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, cancellation or acceleration or result in the creation of any mortgage, pledge, charge, security interest, claim or encumbrance of any kind, or constitute a default under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Purchaser is a party, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser.

C. In connection with its access to and use of the Business Premises, the Purchaser will:

1. maintain in effect liability insurance protection in the minimum amount of $1,000,000 and on terms as are customary and reasonable in the circumstances which insurance will be placed with an insurance company and in a form acceptable to the Seller acting reasonably, and protecting the Seller and its employees, agents, contractors, invitees and licensees against damages arising from personal injury (including death) and from claims for property damage, which may arise directly or indirectly out of the activities of the Purchaser or any director, officer, employee, agent or independent contractor from time to time of the Purchaser under this Agreement, and the Purchaser will, from time to time and at the request of the Seller, promptly provide to the Seller satisfactory evidence that the aforementioned insurance is being maintained in effect; and

2. indemnify and save harmless the Seller and every director, officer, employee, agent or independent contractor from time to time of the Seller from and against all suits, claims, demands, liabilities, losses and expenses which the Seller may suffer, incur or sustain resulting or arising from many act or thing done or omitted to be done by the Purchaser or any director, officer, employee, agent or independent contractor from time to time of the Purchaser in relation to or at the Business Premises; or any non-fulfilment of any covenant or agreement or any breach of or incorrectness in any representation or warranty by or of the Purchaser relating to the Business Premises, provided, however, that in calculating the amount owing by Purchaser pursuant to this Section 6.C.2., there will be deducted any moneys received by Seller or its director, officer, employee, agent or independent contractor from third parties (including insurers) in connection with the claim giving rise to the right of indemnification pursuant to this Section 6.C.2.

D. Effective as of the Closing Date the Purchaser will have made bona fide written offers of employment to all of the Employees listed in Exhibit H and, for Employees who accept such offers, will employ all of the Employees as of the Closing Date.

E. The Purchaser is not in material default of any of the requirements of the securities laws of British Columbia, Manitoba and the federal securities laws of the United States or the securities laws of the State of Florida applicable to this Agreement and the securities issuances contemplated hereunder.

F. The Common Stock of the Purchaser is trading on the Over-The-Counter Bulletin Board quotation system of the NASD under the symbol CYXP, and the Purchaser will use its best efforts to maintain such listing or an alternate listing on a major North American Stock Exchange or Stock Market for a period ending no sooner than the date on which the Seller has disposed of all of the shares of Common Stock of the Purchaser acquired under this Agreement and 5 years following the Closing Date whichever occurs first.

G. The authorized capital of the Purchaser consists of 100,000,000 shares of Common Stock par value $0.001of which 23,303,898 shares are issued and outstanding.

H. Upon their issuance to the Seller as contemplated under Sections 2B. and 2C. of this Agreement, the shares of Common Stock issued to the Seller will be validly issued and outstanding fully paid and non-assessable shares of the Purchaser registered as directed by the Seller.

I. No order of a competent regulatory authority has been issued to cease the trade or distribution of any securities of the Purchaser or that affects any person or company who engages in such a trade and no court judgment, order, decree, injunction, decision or ruling will, at any material time, be in effect which prevents the trade or distribution of any securities of the Purchaser or that affects any person or company who engages in such a trade.

J. At the time Purchaser delivers the First Tranche Shares to Seller, and at the time Purchaser delivers the Second Tranche Shares to Seller, Purchaser shall deliver to Seller an opinion of counsel acceptable to Seller, acting reasonably, dated the date such shares are delivered to Seller to the effect that: (i) the issuance of the Purchaser's shares of Common Stock to Seller does not conflict with or constitute a breach or default under the incorporating documents of Purchaser; and (ii) the shares of Common Stock issued to Seller have been duly authorized for issuance, and are validly issued, fully paid and nonassessable; and Purchaser shall deliver to Seller a certificate of an officer of Seller that the issuance of the shares is in compliance with subsections 5.K and 5.L below.

K. In case of any capital reorganization or reclassification, or any consolidation or merger to which the Purchaser is a party other than a merger or consolidation in which the Purchaser is the continuing corporation, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Purchaser) occurring prior to the issuance of the shares of Common Stock by Purchaser to Seller pursuant to this Agreement, the Seller shall have the right thereafter to receive at the time the First Tranche Shares are issued to Seller as to those shares, and at the time the Second Tranche Shares are issued to Seller as to those shares the kind and amount of securities, cash or other property which the Seller would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, or statutory exchange had such shares of Common Stock been issued immediately prior to the effective date of such reorganization, reclassification, consolidation, merger or statutory exchange.

L. If, prior to the issuance by Purchaser to the Seller of the First Tranche Shares, the Purchaser sub-divides the outstanding shares of its Common Stock, which increases the number of shares of Common Stock outstanding, or the Purchaser combines the outstanding shares of its Common Stock, which decreases the number of shares of Common Stock outstanding, the number of First Tranche Shares and Second Tranche Shares shall be proportionately increased or decreased respectively. If, prior to the issuance by Purchaser to the Seller of the Second Tranche Shares, the Purchaser sub-divides the outstanding shares of its Common Stock, which increases the number of shares of Common Stock outstanding, or the Purchaser combines the outstanding shares of its Common Stock, which decreases the number of shares of Common Stock outstanding, the number of Second Tranche Shares shall be proportionately increased or decreased respectively.

6. Securities Laws Matters.

A. Seller understands and acknowledges that: (i) the Purchaser is relying on an exemption from the requirement to file a prospectus to issue the shares of Common Stock pursuant to this Agreement, and, as a result, certain protections, rights and remedies provided by the British Columbia Securities Legislation, including statutory rights or rescission or damages are not available to the Seller; (ii) no securities commission or similar regulatory authority has reviewed or passed on the merits of the shares of Common Stock issued pursuant to this Agreement; (iii) there is no government or other insurance covering the shares of Common Stock issued pursuant to this Agreement; (iv) there are risks associated with the acquisition by the Seller of the shares of Common Stock issued pursuant to this Agreement; (v) there are restrictions on the Seller's ability to resell the shares of Common Stock issued pursuant to this Agreement and it is the responsibility of the Seller to find out what those restrictions are and to comply with them before selling any of the shares of Common Stock acquired by it pursuant to this Agreement; and (vi) the issuance of the shares of Common Stock pursuant to this Agreement will not be registered under any applicable securities laws on the grounds that the issuance of the shares of Common Stock is exempt from registration.

B. Seller represents to Purchaser that the shares of Common Stock issued to it pursuant to this Agreement will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the direct or indirect sale or distribution in British Columbia or elsewhere of any part thereof, and that it has no present intention to sell, grant any participation in, or otherwise distribute any of the shares of Common Stock acquired by it pursuant to this Agreement in British Columbia or elsewhere.

C. Notwithstanding Section 6.A(v) herein, Seller represents to Purchaser that it will not dispose of any of the shares of Common Stock issued to it pursuant to this Agreement except in compliance with all applicable securities laws. In the event Seller proposes to dispose of any of the shares of Common Stock issued to it pursuant to this Agreement, Seller shall notify Purchaser in writing, and if requested by Purchaser, shall deliver to Purchaser an opinion of counsel satisfactory in form and substance to Purchaser, acting reasonably, to the effect that such disposition will not require registration under applicable securities laws and appropriate action necessary for compliance with all applicable securities laws has been taken.

D. Seller represents to Purchaser that it is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated by the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended.

E. All stock certificates representing shares of Common Stock issued to Seller pursuant to this Agreement shall bear an appropriate legend stating, without limitation, that the shares of Common Stock evidence by the stock certificate have been issued and sold in a transaction not registered under applicable securities laws in reliance on exemptions therefrom and that the shares may not be offered or sold other than pursuant to an effective registration in accordance with the provision of applicable securities laws or an exemption therefrom.

7. Conditions Precedents to the Closing.

A. The obligations of the Purchaser under this Agreement are subject to the satisfaction of each of the following express conditions precedent provided that Purchaser, at its sole discretion, may waive any of such conditions on the Closing Date, notwithstanding that such condition is not fulfilled on the Closing Date.

1. Except as disclosed in Exhibit B, attached hereto, the Purchased Assets shall be free and clear of all liens, claims, mortgages, encumbrances and all rights and claims of third parties.

2. Each of the Seller's representations, covenants and warranties contained in this Agreement or in any schedule, certificate, or document delivered pursuant to the provisions hereof, or in connection with the transactions contemplated hereby, shall be true and correct in all material respects at and as of the date of the Agreement and the Closing Date with the same force and effect as if each such representation, covenant or warranty were made at and as of such time.

3. Seller shall have performed and complied in all material respects with all warranties, representations, covenants, agreements and obligations required by this Agreement to be performed or complied with by it prior to the Closing Date and shall be in full compliance therewith on the Closing Date.

4. Seller shall have obtained and delivered to Purchaser the written consents of all requisite parties to assign and transfer to Purchaser the Assigned Agreements without conditions adverse to Purchaser.

5. The employment of each of those persons listed in Exhibit H, attached hereto, by Seller has been terminated. Purchaser shall not assume or be responsible for any benefits or other amounts due and owing to such persons by Seller as a result of such person's employment by Seller, the termination of such person's employment by Seller, or otherwise.

B. The obligations of Seller under this Agreement are subject to the satisfaction of each of the following express conditions precedent provided that Seller, at its sole discretion, may waive any of such conditions on the Closing Date, notwithstanding that such condition is not fulfilled on the Closing Date.

1. Purchaser shall have delivered or cause to be deliver to Seller the documents required by this Agreement, each properly executed and dated as of the Closing Date;

2. Each of Purchaser's representations, covenants and warranties contained in this Agreement or in any schedule, certificate, or document delivered pursuant to the provisions hereof, or in connection with the transactions contemplated hereby, shall be true and correct in all material respects as of the date of the Agreement and the Closing Date with the same force and effect as if each such representation, covenant or warranty were made at and as of such time;

3. Purchaser shall have performed and complied in all material respects with all warranties, representations, covenants, agreements and obligations required by this Agreement to be performed or complied with by it prior to the Closing Date and shall be in full compliance therewith on the Closing Date; and

4. No action or case shall be pending or threatened, challenging the validity of this Agreement or seeking to delay the consummation of the transaction for which this Agreement provides, which in the reasonable opinion of Seller is material to the transactions contemplated by this Agreement.

5. At all material times, no order of a competent regulatory authority will have issued any order to cease the trade or distribution of any securities of the Purchaser or that affects any person or company who engages in such a trade and no court judgment, order, decree, injunction, decision or ruling will, at any material time, be in effect which prevents the trade or distribution of any securities of the Purchaser or that affects any person or company who engages in such a trade.

6. The Purchaser will have made bona fide written offers of employment to all of the Employees listed in Exhibit E pursuant to which it will employ all of the Employees who accept such offers as of the Closing Date

8. Warranties. The warranties, representations and covenants contained herein shall survive the Closing and the delivery of the Bill of Sale, and become a part hereof, and continued in full force for two years.

9. Default and Termination.

A. This Agreement may be terminated at any time prior to the Closing by mutual written consent of Seller and Purchaser;

10. Indemnification.

A. Seller agrees to indemnify, defend and hold harmless Purchaser from and against any and all liabilities, losses, claims, costs or damages whatsoever (including expenses and reasonable fees of legal counsel and accountants) arising out of or resulting from (i) any breach of any representation or warranty contained herein made by Seller; (ii) any non-performance of any covenant, agreement or obligation to be performed by Seller; (iii) the operation of the Business and the ownership of the Purchased Assets and the Leased Assets prior to the Closing Date; (iv) any liability of Seller not assumed by Purchaser pursuant to the terms of this Agreement; (v) the security interest described in Exhibit B, attached hereto or the enforcement of that security interest and (vi) all actions, suits, proceeding, demands, assessments, judgments, costs and expenses incident to any of the foregoing. Purchaser shall give written notice as soon as practicable to Seller of the occurrence of any event or the discovery by Purchaser of any circumstance against which Seller may be called upon to indemnify Purchaser under this Agreement. Notwithstanding the foregoing, this indemnity provision will not take effect in respect of any liability, loss, claim, cost or damages suffered by the Purchaser until such time as the aggregate amount of the liabilities, losses, claims, costs and damages suffered by the Purchaser and falling within the terms of this indemnity exceed $50,000; and (vii) in no event will the aggregate liability to the Seller for any and all claims arising under this indemnity provision or otherwise under this Agreement exceed $200,000. In calculating the amount owing by Seller pursuant to this Section10.A., there will be deducted any moneys received by Purchaser from third parties (including insurers) in connection with the claim giving rise to the right of indemnification pursuant to this Section 10.A.

B. Purchaser agrees to indemnify, defend and hold harmless Seller from and against any and all liabilities, losses, claims, costs or damages whatsoever (including expenses and reasonable fees of legal counsel and accountants) arising out of or resulting from (i) any breach of any representation or warranty contained herein made by Purchaser; (ii) any non-performance of any covenant, agreement or obligation to be performed by Purchaser; (iii) any liability of the Business assumed by the Purchaser under Agreement or any document delivered by the Purchaser under this Agreement; (iv) the operation of the Business and the ownership of the Purchased Assets and the Leased Assets after the Closing Date, except as a result of or in connection with the security interest described in Exhibit B attached hereto; and (v) all actions, suits, proceeding, demands, assessments, judgments, costs and expenses incident to any of the foregoing. Seller shall give written notice as soon as practicable to Purchaser of the occurrence of any event or the discovery by Seller of any circumstance against which Purchaser may be called upon to indemnify Seller under this Agreement. Notwithstanding the foregoing, this indemnity provision will not take effect in respect of any liability, loss, claim, cost or damages suffered by the Seller until such time as the aggregate amount of the liabilities, losses, claims, costs and damages suffered by the Purchaser and falling within the terms of this indemnity exceed $50,000; and (vii) in no event will the aggregate liability to the Purchaser for any and all claims arising under this indemnity provision or otherwise under this Agreement exceed $200,000. In calculating the amount owing by Purchaser pursuant to this Section 10.B., there will be deducted any moneys received by Seller from third parties (including insurers) in connection with the claim giving rise to the right of indemnification pursuant to this Section 10.B. Notwithstanding the monetary limits contained in this indemnity, to the extent that this indemnity applies to the issuance by the Purchaser to the Seller of the First Tranche Shares and Second Tranche Shares, adjusted, if applicable in accordance with subsections 5.K. and 5.L. of this Agreement ("Payment of the Share Consideration"), and without otherwise expanding or limiting the application of this indemnity, the aforesaid monetary limits will not apply to claims by the Seller under this Agreement arising in connection with any non-performance by the Purchaser of any of its covenants, agreements or obligations in respect of the Payment of the Share Consideration.

11. Miscellaneous.

A. Expenses. Each party shall bear its own cost and expenses incurred by it in connection with the transactions contemplated by this Agreement except as specifically provided for herein.

B. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or sent by certified mail, return receipt requested, with first class postage prepaid, by overnight delivery service with proof of delivery, or by facsimile, addressed to the party as specified below or to such other address as a party may from time to time direct in writing, such notice to be effective upon receipt.

1. To Seller:

  FP Canadian Newspapers Limited Partnership
  1355 Mountain Avenue
  Winnipeg, Manitoba R2X 3B6
  Attention: President
  Fax: 204-697-7344

With a copy to:

  Bull, Housser & Tupper
  Suite 3000
  1055 W. Georgia Street
  Vancouver, B.C.
  Attn: Greg Lewis

2. To Purchaser:

  Phil Dubois, President
  CityXpress Corp
  200-1727 West Broadway
  Vancouver, BC V6J 4W6
  Fax: 604 - 638-3808

With a copy to:

  James P. Hermance, Esq.
  Duane Morris
  945 East Paces Ferry Road, Suite 2440
  Atlanta, Georgia 30326

C. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of British Columbia and the laws of Canada as applicable therein.

D. Brokers. The parties represent to each other that the negotiations relative to this Agreement and the sale of the Purchased Assets and the lease of the Leased Assets have been carried on by them directly and in such a manner as not to give rise to any claim against either party for a brokerage commission, and each party shall defend, indemnify and hold the other harmless free from claims or said commissions based upon its acts.

E. Counterparts/Facsimile Signature. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument. Purchaser and Seller agree that a facsimile signature on this Agreement is as valid as an original signature.

F. Partial Invalidity. In the event that any portion of this Agreement shall be declared invalid or unenforceable by the order, decree or judgment of any court, administrative agency or competent jurisdiction, this Agreement shall be construed as if such portion had not been inserted herein, except when such construction would operate as an undue hardship upon either party or constitute a substantial deviation from the general intent and purpose of the parties as reflected hereby, in which circumstance the parties shall not object to the relevant authority's limited reformation of this Agreement to remedy the undue hardship.

G. Time Is Of The Essence. Time is of the essence in the performance of all duties and obligations described herein or to be performed in conformance herewith.

H. No Partnership. Nothing contained herein shall be construed to create any partnership or joint venture between the parties.

I. Successors and Assignments. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Purchaser shall have the right at any time to assign this Agreement to any person, corporation or other entity acceptable to the Seller acting reasonably.

J. Further Assurances. The parties hereto agree to execute, acknowledge, deliver and record such certificates, amendments, instruments and documents and to take such other action as may be necessary to carry out the intent and purpose of this Agreement.

K. Entire Agreement. This Agreement, together with any documents referenced herein, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings, and agreements between the parties with respect to the subject matter hereof. No modification, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, amendment, discharge or change is sought.

L. Joint Preparation. This Agreement shall not be construed against the party preparing it, but shall be construed as if it were jointly prepared by all persons and entities affected hereby. Any ambiguity or uncertainty shall not be interpreted against any person or entity. Neither party was coerced, under undue influence or in any way forced to enter into this Agreement and both Parties had the opportunity to have this Agreement reviewed by counsel.

M. No waiver. No provision, condition or covenant of this Agreement shall be deemed to have been waived by either party hereto except by a written instrument delivered to the other party and signed by the party consenting to and to be charged with such waiver.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

  FP Canadian Newspapers Limited Partnership

  By:_______________________________

  Its:_______________________________

  Attest:__________________________

  CityXpress Corp.

  By:_______________________________

  Its:_______________________________

  Attest:__________________________

ASSET PURCHASE AND SALE AGREEMENT

EXHIBIT "A"

PURCHASED ASSETS

GOODWILL: - The goodwill of the Seller as it relates to the online auction business of the Seller's 10digit Communications division.

LIST OF CUSTOMERS:

CanWest Media Inc.
Victoria Times Colonist	Vancouver Sun
Vancouver Province	Calgary Herald
Edmonton Journal	Regina Leader Post
Moose Jaw Times Herald	Saskatoon Star Phoenix
Prince Albert Daily Herald	Ottawa Citizen
Windsor Star	Brantford - The Expositor
CHTV Hamilton	Niagara Falls - The Review
Welland Tribune	St. Catharines - The Standard
Montreal Gazette	Halifax Daily News
Charlottetown - The Guardian	Summerside Journal-Pioneer
St. John's Telegram	Truro Daily News
New Glasgow - The Evening News	Cape Breton Post
Nanaimo Daily News	Van-net Lower Mainland Publishing Group
Others
Red Deer Advocate	Sarnia Observer
Victoria News - part of B.C. Newspaper Group
21st Century Newspapers
Oakland Press, Pontiac MI	Macomb Daily News, Mount Clemens, MI
The Daily Tribune, Royal Oak, MI	The Daily Tribune
Gannett
Bellingham Herald, Bellingham, WA

INTELLECTUAL PROPERTY

  All of the Seller's rights to the online auction system application developed by the Seller's 10digit Communications division, including all computer programs including any and all software algorithms, models and methodologies whether in source code or object code form, databases and compilations, including any and all data and collections of data, from current and past auctions for the Customers (the "Auction System").
  All of the Seller's rights to any of the administrative software tools and reports associated with the Auction System developed by the Seller's 10digit Communications division.
  All of the Seller's rights to documentation, including user manuals and training materials, relating to the Auction System software or administrative tools and the auction rules and selling methods.
  All of the Seller's information contained in the 10digit Communications web site as it relates to online auctions.
  Historical auction data from previously completed auctions hosted or administered by the Seller's 10digit Communications division, including auction products, bidding history, auction reports and registration information on bidders.
  All rights to use and modify the 10digit Communications web site.
  Trademarks - None.
  Service Marks - All of the Seller's rights to any service marks relating to the Seller's 10digit Communications division.
  Trade Names - 10digit Communications.

Domain Names Registrar - Easyhosting.com (Look Communications)
Domain Names	Renewed	Expires
10digit.biz	07-Dec-01	07-Dec-03
10digit.com	07-Dec-01	07-Dec-02
10digit.info	07-Dec-01	07-Dec-03
10digit.net	07-Dec-01	07-Dec-02
10digit.org	07-Dec-01	07-Dec-02
albertagetaway.com	02-May-01	02-May-03
auctionscanada.com	03-Nov-01	03-Nov-04
automobilescanada.com	21-Jun-01	21-Jun-02
bikescanada.com	21-Jun-01	21-Jun-02
boatscanada.com	21-Jun-01	21-Jun-02
britishcolumbiagetaway.com	02-May-01	02-May-03
canadaauctions.com	04-Nov-01	04-Nov-03
canadaclassifieds.com	17-Oct-00	17-Oct-01
cdscanada.com	21-Jun-01	21-Jun-02
classifiedscanada.com	16-Oct-01	16-Oct-03
collectiblescanada.com	21-Jun-01	21-Jun-02
cosmicshopper.com	07-Sep-01	07-Sep-02
cyber-scene.com	05-Aug-01	05-Aug-02
desktopcanada.com	21-Jun-01	21-Jun-02
gomanitoba.com	04-Aug-01	04-Aug-02
inalberta.com	05-Aug-01	05-Aug-02
inbritishcolumbia.com	05-Aug-01	05-Aug-02
infomanitoba.com	04-Aug-01	04-Aug-02
inmanitoba.com	05-Aug-01	05-Aug-02
innunavut.com	04-Aug-01	05-Aug-02
internetscene.com	24-Sep-01	24-Sep-03
jewelrycanada.com	21-Jun-01	21-Jun-02
laurentianlodge.com	07-Sep-01	07-Sep-02
manitobaelection.com	17-Aug-01	17-Aug-02
manitobagetaway.com	02-May-01	02-May-03
motorcyclescanada.com	21-Jun-01	21-Jun-02
newbrunswickgetaway.com	02-May-01	02-May-03
newfoundlandgetaway.com	02-May-01	02-May-03
novascotiagetaway.com	02-May-01	02-May-03
nunavutgetaway.com	02-May-01	02-May-03
nwtgetaway.com	02-May-01	02-May-03
ontariogetaway.com	02-May-01	02-May-03
outdoorgearcanada.com	21-Jun-01	21-Jun-02
peigetaway.com	02-May-01	02-May-03
quebecgetaway.com	02-May-01	02-May-03
saskatchewangetaway.com	02-May-01	02-May-03
snowmobilescanada.com	21-Jun-01	21-Jun-02
stuffcanada.com	21-Jun-01	21-Jun-02
subway-mb.com	21-Aug-01	21-Aug-02
thomsonprinters.com	31-May-01	31-May-02
tnewmedia.com	15-Sep-01	15-Sep-03
truckscanada.com	21-Jun-01	21-Jun-02
vehiclescanada.com	21-Jun-01	21-Jun-02
wintertrails.com	05-Aug-01	05-Aug-02
yukongetaway.com	02-May-01	02-May-03

Registrar - Networksolutions.com
	Renewed	Expires
netreader.com	13-Mar-01	13-Mar-02
travelcanadaandsave.com	25-Feb-01	25-Feb-02
innewbrunswick.com	05-Aug-01	05-Aug-02
innewfoundland.com	05-Aug-01	05-Aug-02
innovascotia.com	05-Aug-01	05-Aug-02
innwt.com	05-Aug-01	05-Aug-03
inpei.com	05-Aug-01	05-Aug-02
inyukon.com	05-Aug-01	05-Aug-02
southernmanitoba.com	04-Aug-01	04-Aug-02
friendlymanitoba.net	04-Aug-01	04-Aug-02

ASSIGNED AGREEMENTS:
  FiberCloud - contract for server hosting and Internet access in Bellingham Washington
  De Lage Landen previously (Accurate Leasing) - lease contract for one Apple Titanium Lap Top serial number 3892P911

SOFTWARE LICENSE AGREEMENTS: - None

FILES AND RECORDS:
  Copies of past Customer invoices
  Copies of past customer Contracts

ASSET PURCHASE AND SALE AGREEMENT

EXHIBIT "B"

PRIOR ENCUMBRANCES

The assets of the Lessor, FP Canadian Newspapers Limited Partnership, including the Equipment, are subject to a security interest evidence of which is registered in the British Columbia Personal Property Registry (Registration Date: November 27, 2001, Base Registration No.: 091182A) with the secured party identified as "The Toronto Dominion Bank As Agent" for the secured parties. The underlying credit agreement requires the Lessor to make a notice filing with its creditors prior to or concurrently with the disposition of the Assets which notice filing has been made.

ASSET PURCHASE AND SALES AGREEMENT

Exhibit "E"

COMPLETE LIST OF CUSTOMERS

CanWest Media Inc.

Victoria Times Colonist

Vancouver Sun

Vancouver Province

Calgary Herald

Edmonton Journal

Regina Leader Post

Moose Jaw Times Herald

Saskatoon Star Phoenix

Prince Albert Daily Herald

Ottawa Citizen

Windsor Star

Brantford - The Expositor

CHTV Hamilton

Niagara Falls - The Review

Welland Tribune

St. Catharines - The Standard

Montreal Gazette

Halifax Daily News

Charlottetown - The Guardian

Summerside Journal-Pioneer

St. John's Telegram

Truro Daily News

New Glasgow - The Evening News

Cape Breton Post

Nanaimo Daily News

Van-net Lower Mainland Publishing Group

Others

Red Deer Advocate

Sarnia Observer

Victoria News - part of B.C. Newspaper Group

21st Century Newspapers

Oakland Press, Pontiac MI

Macomb Daily News, Mount Clemens, MI

The Daily Tribune. Royal Oak , MI

Gannett

Bellingham Herald, Bellingham, WA

ASSET PURCHASE AND SALE AGREEMENT

EXHIBIT "H"

LIST OF EMPLOYEES

Steve Raizen
Don Rice
John Luxford

Exhibit 2.2 EQUIPMENT LEASE AGREEMENT

This Agreement entered into this 10 day of July, 2002 (the "Agreement"), by and between FP Canadian Newspapers Limited Partnership ("Lessor") and CityXpress Corp. ("Lessee").

WITNESSES:

WHEREAS, Lessor has sold to Lessee a portion of one of its business divisions which provides software and services for conducting online auctions (the "Business"); and

WHEREAS, as part of its acquisition of the Business and its operation of the Business, Lessee desires to lease from Lessor and Lessor desires to lease to Lessee certain items of equipment and personal property described in Exhibit A and incorporated herein by reference (the "Equipment") on the terms and conditions stated herein.

WHEREAS, the Equipment is currently housed at FiberCloud LLC, 851 Coho Way, Suite 206, Bellingham, Washington, 98225, U.S.A. and at 1355 Mountain Avenue Winnipeg, Manitoba R2X 3B6 (the "Equipment Locations").

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows.

1. Lease. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the Equipment.

2. Term. The term of this Agreement shall be thirty (30) months (the "Term"), commencing July 10, 2002 (the "Commencement Date") unless extended as provided herein.

3. Lease Payments. The Lessee shall make payments to the Lessor (the "Lease Payments") for the use of the Equipment as follows:

(a) the Lessee will make twenty seven (27) Lease Payments of $2,215.00 each plus any applicable federal and provincial sales taxes, payable to the Lessor, without demand or notice, on the first day of each month for twenty seven (27) consecutive months, the first payment due on October 1st, 2002 unless extended as provided herein; and

(b) the Lessee will make each Lease Payment by cheque and deliver same to Lessor's office at 1355 Mountain Avenue, Winnipeg, Manitoba, R2X 3B6.

4. Title to Equipment. Title to the Equipment shall remain with Lessor at all times and Lessee shall have no right, title or interest therein except as set forth in this Agreement.

5. Security Interest. The Lessee hereby grants to the Lessor a continuing security interest in its leasehold interest in the Equipment and in any other interest the Lessee may now have or hereafter acquire in the Equipment as security for payment by the Lessee of the Lease Payments to the Lessor. The security interest created hereby is intended to attach when this Agreement is signed by the Lessee. The Lessee is entitled to protect its security interest by registering a financing statement in the applicable personal property registry in one or more of the Provinces of Canada and a financing statement pursuant to the Uniform Commercial Code in the applicable registry in one or more of the States of the United States of America, as may be required and determined by the Lessor from time to time. In addition to the rights and remedies set forth herein, the Lessor shall be entitled to exercise and enforce all rights available to it under the Personal Property Security Act (the "PPSA") of British Columbia and any applicable equivalent legislation in other jurisdictions as required.

6. Use and Operation of Equipment. Lessee agrees that it will use the Equipment in accordance with this Agreement, provided that any such use is in conformity with all applicable laws and regulations, any insurance policies, and any warranties of the manufacturer with respect to the Equipment. Lessee shall not permit anyone other than its authorized agents or employees to operate the Equipment.

7. Insurance. Lessee will, at its own expense, insure the Equipment at all times against all risks for loss or damage from every cause whatsoever for not less than the replacement cost of the Equipment for the balance of the Term of this Agreement, and shall carry public liability insurance, both personal injury and property damage, covering the Equipment. Such policies of insurance shall provide for at least thirty (30) days written notice of cancellation to Lessor. Lessee shall furnish certificates, policies or endorsements to Lessor as proof of such insurance. Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact to make claim for, receive payment of, and execute and endorse all documents, checks, or drafts received in payment for loss or damage under any such insurance policy, if Lessee does not diligently make such claim.

8. Claims. The Lessee shall defend the Equipment against the claims and demands of all parties claiming the Equipment or an interest therein by or through Lessee.

9. Encumbrances. The Lessee shall keep the Equipment free and clear of all encumbrances, liens, levies and privileges of every kind except for the prior encumbrances referred to in Exhibit "B" and those hereafter approved in writing by the Lessor prior to their creation or assumption.

10. Risk of Loss. Beginning at 12:01 A.M. Pacific Daylight Time on the Commencement Date, the Lessee assumes all risk of loss, damage, theft or destruction of the Equipment. No loss or damage to the Equipment from any cause whatsoever, other than the negligence or willful misconduct of Lessor shall affect or limit the obligations of the Lessee hereunder. In the event of total or substantial damage to the Equipment, the Lessee at its option shall either:

(a) Place the Equipment in good repair, condition, and working order, or replace the same with like Equipment in good repair, condition, and working order in which event this Agreement shall continue in full force and effect; or

(b) Turn over or cause the proceeds from any insurance policies covering the Equipment to be turned over to the Lessor to be applied to the then unpaid balance of the Lease Payments.

If insurance proceeds are not sufficient to satisfy the unpaid balance of the Lease Payments, the Lessee shall pay to the Lessor the difference between the unpaid balance of the Lease Payments and the insurance proceeds, at which time this Agreement shall terminate, title to the Equipment shall vest in the Lessee, and neither party shall have any further claim as against the other.

If there is any loss or damage to the Equipment, which is neither total nor substantial, the Lessee, out of the proceeds of insurance or otherwise, within 30 days after such loss or damage, shall replace the lost or damaged Equipment with like equipment and this Agreement shall continue in full force and effect until the expiration of the Term. The Lessor shall turn over to the Lessee the proceeds of any insurance it may receive in connection with such loss, and if the proceeds exceed the cost of replacement of the lost or damaged Equipment, the Lessee may retain the excess.

11. Maintenance, Repairs, and Operation. Lessee shall, at its expense, maintain each item of Equipment in good mechanical condition and running order. Without the prior written consent of Lessor, Lessee shall make no repair, alteration or attachment with respect to the Equipment which interferes with the normal operation or maintenance thereof, or creates a safety hazard, or which might result in the creation of a mechanic's or materialman's lien with respect thereto. Notwithstanding the foregoing, Lessee shall, at its expense, provide or be responsible for (a) any telephone or other telecommunication lines necessary for the operation of the Equipment; (b) any repairs, modification or alteration of the premises of Lessee necessary to install and operate the Equipment; and (c) any operating or other expenses incurred in connection with the operation of the Equipment.

12. Taxes and Other Assessments. Lessee shall be responsible for, and shall hold Lessor harmless from, all taxes, including all applicable federal and provincial sales taxes, if any, (excluding any income taxes of Lessor or any taxes imposed upon or measured by net income of Lessor), license fees, assessments, charges, fines, penalties, currently or hereafter levied or imposed on Lessor (all such expenses, taxes, licenses fees, assessments, charges, fines, penalties, being hereinafter called "Assessments") upon or in connection with or measured by this Agreement or any use of the Equipment by Lessee all of which Assessments Lessee assumes and agrees to pay on demand in addition to the other payments to be made by it provided for herein. Lessee will keep at all times all and every part of the Equipment free and clear of all Assessments which might in any way affect the title of Lessor to the Equipment or result in a lien upon the Equipment. In the event that during the continuance of this Agreement any reports with respect to Assessments involving the Equipment are required to be made, Lessee will either make such reports in such manner as to show the interest of Lessor in the Equipment or notify Lessor of such requirement and make such reports in such manner as shall be satisfactory to Lessor. To the extent that Lessee is prohibited by law from performing in its own name the duties required by this Section 12, and only to such extent, Lessor hereby authorizes Lessee to act in Lessor's name and on its behalf, provided, however, that Lessee shall indemnify and hold Lessor harmless from and against any and all claims, costs, expenses, damages, losses and liabilities incurred in connection therewith as a result of, or incident to, any action by Lessee pursuant to this authorization. Lessee shall, whenever requested by Lessor, submit to Lessor copies of returns, statements, reports, billings and remittances, or furnish other evidence satisfactory to Lessor of Lessee's performance of its duties under this Section 12. Lessee shall also furnish promptly on request all data as Lessor shall reasonably require to permit Lessor's compliance with the requirements of taxing jurisdictions.

13. Indemnification. Except as otherwise provided in this Agreement, Lessee assumes liability for, and hereby agrees to indemnify, protect and keep harmless Lessor, its agents, successors and assigns from and against any and all liabilities, obligations, losses, damages, injuries, claims, demands, penalties, actions, costs and expenses, including reasonable attorney's fees, of whatsoever kind and nature, arising out of the use of the Equipment by Lessee, or any failure on the part of Lessee to perform or comply with any conditions of this Agreement. The indemnities and assumptions of liabilities and obligations herein provided for shall continue in full force and effect notwithstanding the expiration or other termination of this Agreement. Lessee is an independent contractor and nothing contained in this Agreement shall authorize Lessee or any other person to operate any item of Equipment so as to incur or impose any liability or obligation for or on behalf of Lessor.

14. Lessor's Performance of Lessee's Obligations. If Lessee shall fail to duly and promptly perform any of its obligations under this Agreement, Lessor may (at its option) perform any act or make any payment which Lessor deems necessary for the maintenance and preservation of the Equipment and Lessor's title thereto, including payments for satisfaction of liens, repairs, taxes, levies and insurance and all sums so paid or incurred by Lessor shall be in addition to the Lease Payments under this Agreement payable by Lessee to Lessor on demand. The performance of any act or payment by Lessor as aforesaid shall not be deemed a waiver or release of any obligation or default on the part of the Lessee.

15. Assignment of Warranty. Lessor hereby assigns to Lessee, for and during the Term, any warranty of the manufacturer, express or implied, issued on or relating to the Equipment, and hereby authorizes Lessee to obtain the customary service furnished by the manufacturer in connection with any warranty.

16. Return of Equipment. At the expiration or earlier termination of the Term of this Agreement, in the event that Lessee does not exercise its option to purchase the Equipment as provided herein, Lessee will return the Equipment to Lessor free of all advertising or insignia placed thereon by Lessee and in the same operating order, repair, condition and appearance as of the date of this Agreement, excepting only for reasonable wear and tear and depreciation resulting from the authorized use thereof.

17. Representations and Warranties of Lessee. Lessee hereby represents and warrants to Lessor that:

    It is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida;
    It has taken all corporate action to authorize the execution, delivery and performance of this Agreement;
    The execution and delivery of this Agreement, the performance by it of its obligation and the honoring by it of its warranties and representations hereunder will not conflict with or violate any provisions of its Articles of Incorporation or Bylaws; and
    This Agreement and all schedules, supplements, riders and other documents executed under, in conjunction with or pursuant to this Agreement constitute valid obligations of it, which are binding and enforceable against it in accordance with the terms hereof and thereof; subject only to bankruptcy, insolvency, reorganization, moratoriums or similar laws in effect affecting the enforceability of the terms hereof, or rights of creditors generally and by general equitable principles which may limit the right to obtain equitable relief hereunder.

18. Representations and Warranties of Lessor. Lessor hereby represents and warrants to Lessee that:

    It is a limited partnership duly organized, validly existing and in good standing under the laws of British Columbia;
    It has taken all action to authorize the execution, delivery and performance of this Agreement;
    Except for the prior encumbrances referred to in Exhibit "B", it has good title to the Equipment and, prior to the transfer of title pursuant to Section 22, the Equipment will be free and clear of all claims, liens and encumbrances of every kind whatsoever and Lessor has the lawful right to lease the Equipment to Lessee in accordance with the terms hereof; and
    Conditioned upon Lessee's performance of the terms, conditions and obligations of this Agreement, and so long as no Event of Default (as hereinafter defined) shall have occurred and shall not have been waived or cured, Lessee shall hold, possess and use the Equipment during the Term, free from any liens or encumbrances or claims or causes of action except those referred to in Exhibit "B". Lessor covenants that any sale, assignment, transfer or mortgage which it may make or execute of this Agreement or of the Equipment leased hereunder, either prior to or subsequent to the delivery of the Equipment to Lessee, shall be subject to the terms and provisions of this Agreement and the rights and interests of Lessee hereunder. In the event Lessor shall default in the payment of principal or interest of any indebtedness secured by any mortgage or mortgages on this Agreement or any Equipment, Lessee shall have the right and privilege to pay the amount so in default, and the amount so paid by the Lessee shall, at its option, be credited against Lease Payments due or thereafter becoming due, or shall be payable by Lessor to Lessee on demand.
    In the event that Lessee exercises its option to purchase the Equipment pursuant to section 22 hereof, the Lessor will transfer title to the Equipment to the Lessee free and clear of any liens including the prior encumbrances referred to in Exhibit "B".

19. Extension of Term and First Payment Date. Lessor shall deliver to Lessee a letter from the agent lender identified in Exhibit B, attached hereto, confirming that Lessor is permitted to lease and sell the Equipment as provided herein free and clear of the security interest disclosed in Exhibit B, attached hereto. If this letter is not delivered to Lessee on or before October 1, 2002, the first payment under this Agreement shall be made by Lessee to Lessor on the first day of the month next following the month in which this letter is received by Lessee. If such first payment is made after October 1, 2002, the term of this Agreement shall be extended through the end of the 27th month following the month in which the first Lease payment is made.

20. Events of Default by Lessee. Lessee shall be in default under this Agreement upon the happening of any of the following events or conditions (hereinafter referred to as "Events of Default") during the Term of this Agreement:

(a) Lessee fails to pay any sum required to be paid hereunder on or before the due date and such failure shall continue for ten (10) consecutive days; or

    Lessee shall fail at any time to procure or maintain any insurance coverage required by Section 7 hereof; or
    Lessee fails to perform or observe any covenant, condition or agreement (other than the payment of any sums required to be paid hereunder and other than the obligation to procure and maintain any insurance coverage required by Section 7 hereof) in this Agreement or any schedule or any supplement or any rider hereto and such failure shall continue for thirty (30) days after receipt by Lessee of written notice of such failure or performance; or
    Lessee shall consent to the appointment of a receiver or trustee for a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they come due, or shall make a general assignment for the benefit of creditors, or shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect) or any answer admitting the material allegations of a petition filed against Lessee in any such proceedings, or Lessee shall by voluntary petition, answer or consent, seek relief under the provisions of any other now existing or future bankruptcy or other similar law providing for the reorganization or winding-up of corporations, or providing for an agreement, composition, extension or adjustment with its creditors; or
    An order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of Lessee, a receiver, trustee, or liquidation of Lessee or of any substantial part of its property, or sequestering any substantial part of the property of Lessee, or granting any other relief in respect of Lessee under the bankruptcy laws, and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of sixty (60) days after the date of entry thereof; or
    A petition against Lessee in a proceeding under the bankruptcy laws or other insolvency laws (as now or hereafter in effect) shall be filed and shall not be withdrawn or dismissed within sixty (60) days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to Lessee, any court of competent jurisdiction shall assume jurisdiction, custody or control of Lessee or of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of sixty (60) days; or
    Lessee shall make or permit any unauthorized assignment or transfer of this Lease, the Equipment or any interest therein; or
    Lessee moves the Equipment other than as provided herein; or
    Any of the Equipment is seized by a third party; or
    Any representation or warranty of Lessee contained in this Agreement shall prove to be untrue or incorrect in any material respect.

21. Remedies Upon Occurrence of an Event of Default

(a) Generally. Upon the occurrence of any Event of Default and at any time thereafter (unless such Event of Default shall have been waived by Lessor), Lessor may without any further notice exercise any one or more of the following remedies:

    Declare all unpaid Lease Payments under this Agreement to be immediately due and payable;
    Terminate this Agreement as to any or all items of Equipment; however, the obligations of the Lessee will survive such termination until fully performed;
    Take possession of the Equipment, and for this purpose enter upon any premises of Lessee and remove the Equipment, without any liability or suit, action or other proceeding by Lessee;
    Cause Lessee at its expense to promptly return the Equipment to Lessor in the condition set forth in Section 16 hereof;
    Proceed by appropriate action either at law or in equity to enforce performance by Lessee of the applicable covenants of this Agreement or to recover damages for the breach thereof; or
    Exercise any other rights accruing to a Lessor under any applicable law upon default by a Lessee.

If on the date of termination or repossession pursuant to this Section 20, the Equipment is damaged, lost, stolen or destroyed, or subject to any levy, seizure, assignment, application or sale for or by any creditor or governmental agency, Lessee shall also remain liable for the actual value of the Equipment, less the amount of any insurance recovery received by Lessor in connection therewith.

(b) Remedies Cumulative; No waiver. No right or remedy conferred on or reserved to Lessor by this Agreement shall be exclusive of any other right or remedy herein or by law provided. All rights and remedies of Lessor conferred on Lessor by this Agreement or by law shall be cumulative and in addition to every other right and remedy available to Lessor. No failure on the part of Lessor to exercise and no delay in exercising any right or remedy hereunder shall operate as a waiver thereof unless specifically waived by Lessor in writing; nor shall any single or partial exercise by the Lessor or any right of remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy.

(c) Lessee Waiver. Lessee, for and in consideration of and as inducement to Lessor to enter into this Agreement, hereby voluntarily and knowingly waives, to the extent permitted by law, any and all rights to notice and/or hearing prior to any retaking of possession or replevy of the Equipment by Lessor, its agents or assigns, on default of Lessee. Lessor may require Lessee to deliver the Equipment to Lessor at a place to be designated by Lessor.

(d) Attorneys' Fees and Other Expenses. In the event that Lessor shall bring any action, proceeding, or suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such action, proceeding or suit Lessor may recover reasonable expenses; including attorneys' fees, and the amount thereof shall be included in such judgment. In the event that Lessor has incurred any expenses and attorneys' fees in the enforcement, in good faith and in just cause, of any of its rights hereunder without having brought any action, proceeding or suit to so enforce any such right, then Lessor may recover from Lessee any reasonable expenses so incurred, including attorneys' fees.

(e) Notice of Default. Promptly after Lessee has notice thereof, Lessee shall give notice to Lessor of any event that has occurred and is continuing which would constitute an Event of Default, but for the requirement that notice be given or time elapse or both.

22. Default by Lessor. If Lessor breaches any of its representations, warranties or covenants contained in this Agreement, Lessor shall be given notice thereof by Lessee, and shall have ten (10) days after receipt of such notice within which to correct such default. If such breach is not cured within the time allowed, Lessee may, in its sole discretion, either (i) immediately terminate this Agreement by giving Lessor written notice of such termination; or (ii) cure such breach, if such breach can be cured by the payment of money, and any such payments made by Lessee shall be deducted from the Lease Payments due from Lessee under this Agreement.

23. Purchase Option. If the Lessee is not in default of any of its representations, warranties or covenants in this Agreement, the Lessee shall have the option to purchase the Equipment for the purchase price of $1.00 (the "Option"). The Lessee may exercise the Option by providing the Lessor with written notice at least thirty (30) days, and not more than sixty (60) days prior to the expiration of the Term. Notwithstanding the provision in section 3 for the payment by the Lessee of twenty seven (27) consecutive monthly Lease Payments, the Lessee may, in its sole discretion, and at any time prior to making the last monthly Lease Payment hereunder, pay to the Lessor all Lease Payments that remain payable under this Agreement and exercise the Option by paying the purchase price of $1.00 to the Lessor. If the Lessee exercises the Option, the Lessor, at the Lessee's expense, will execute such documents as the Lessee may reasonably require to transfer title in and to the Equipment to the Lessee.

24. Further Assurances. Lessee agrees from time to time throughout the Term of this Agreement to execute such additional documents, including, but not limited to, financing statements and financing change statements, and to perform such further acts as may be reasonably requested by Lessor in order to carry out and effectuate the purposes and intents of this Agreement.

25. Assignment. Neither Lessor nor Lessee, without the prior written consent of the other party, may, by operation of law or otherwise assign, transfer, pledge, hypothecate or otherwise dispose of this Agreement or any interest therein or sublet or lend the Equipment.

26. Location of Equipment. The Lessee may move the Equipment from the Equipment Locations to Vancouver, British Columbia, Canada. Except to move the Equipment from the Equipments Location to Vancouver, British Columbia, Canada, the Lessee will not otherwise move the Equipment without the prior written consent of the Lessor, except in the case of imminent danger of damage to the Equipment, in which case the Equipment may be moved to a safe and secure location provided that the Lessee notifies the Lessor of the same.

27. Costs of Moving Equipment. The Lessee shall be responsible for costs of every kind associated moving the Equipment from the Equipment Locations to Vancouver, British Columbia, Canada, including but not limited to shipping costs, PST, GST, Customs and Excise Levies and brokerage service fees.

28. Miscellaneous.

    The obligations of Lessor and Lessee hereunder shall be suspended to the extent that it is hindered or prevented from complying therewith because of labor disturbances (including strikes and lockouts), war, riots or civil commotion, acts of God, fires, floods, explosions, storms, accidents, governmental regulations or interference or any cause whatever beyond its control.

    No obligation of Lessor hereunder shall survive the Term or sooner termination of this Agreement, and should Lessor permit the use of the Equipment beyond the Term specified therefor, the obligations of Lessee hereunder shall continue; such permissive use shall not be construed as a renewal of the Term nor as a waiver or any right or continuation of an obligation of Lessor hereunder, and Lessor may take possession of the Equipment at any time on demand after thirty (30) days' notice.
    Any cancellation or termination by Lessor, pursuant to the provisions hereof, of this Agreement, any schedule, supplement, rider or amendment hereto or the lease of the Equipment hereunder or any termination of the Term by lapse of time, shall not release Lessee from any then outstanding obligations and/or duties to Lesser hereunder.
    This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, subject to Section 20, thereof.
    Time is of the essence of this Agreement.
    This Agreement and the transactions evidenced hereby shall be governed by and construed in accordance with the laws of the Province of British Columbia as the same may from time to time be in effect, including, where applicable, the PPSA.
    If any provision of this Agreement, or the application of any provision to any circumstance, is held invalid or unenforceable under any applicable law of any jurisdiction, the remainder hereof, and the application of such provision to other circumstances, shall remain valid and enforceable; provided, however, if the provisions of any such applicable law may be waived, they are hereby waived by Lessee and Lessor to the full extent permitted by law, to the end that this Agreement shall be deemed to be a valid and binding agreement enforceable in accordance with its terms.
    This Agreement may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts together shall constitute but one and the same instrument.
    This Agreement contains the entire agreement between the parties and may not be modified, terminated or discharged except in writing, and this Agreement supersedes any and all prior representations, warranties and/or inducements, written or oral, heretofore made by Lessor and Lessee concerning this transaction, which are null and void and of no force or effect whatsoever.
    No remedy herein conferred upon Lessor or Lessee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy is cumulative and is in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity.

29. Notice.Any notice required under this Agreement must be given in writing. A notice may be given by delivery to an individual or by fax, and will be validly given if delivered on any day other than Saturday, Sunday or statutory holiday in British Columbia (a "Business Day") to an individual at the following address, or, if transmitted on a Business Day by fax addressed to the following party:

(a) if to FP Canadian Newspapers Limited Partnership:

  1355 Mountain Avenue
  Winnipeg, Manitoba R2X 3B6
  Attention: President
  Fax: 204-697-7344

(b) CityXpress Corp.

  200-1727 West Broadway
  Vancouver, BC V6J 4W6
  Fax: (604) 638-3808

  or to any other address, fax number or individual that the party designates. Any notice:

  (a);if validly delivered, will be deemed to have been given when delivered;

  (b);if validly transmitted by fax before 3:00 p.m. (local time at the place of receipt) on a Business Day, will be deemed to have been given on that Business Day, and

  (c);if validly transmitted by fax after 3:00 p.m. (local time at the place of receipt) on a Business Day, will be deemed to have been given on the Business Day after the date of the transmission.

30.Copy of Agreement and Financing Statement. The Lessee hereby:

(a) acknowledges receiving a copy of this Agreement, and

(b) waives all rights to receive from the Lessor a copy of any financing statement, financing change statement or verification statement filed, issued or obtained at any time in respect of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the day and year first above written.

FP CANADIAN NEWSPAPERS LIMITED PARTNERSHIP	CITYXPRESS CORP.
By:_______________________________	By:_______________________________
Its:_________________________________	Its:_________________________________

EQUIPMENT LEASE AGREEMENT

EXHIBIT "A"

LEASED EQUIPMENT

Q10.1 / 1U Celeron 1.2 GHZ rack mount server 2A058DAA21

Q10.1 / 1U Celeron 1.2 GHZ rack mount server 2A058DAA22

Q10.1 / 1U Celeron 1.2 GHZ rack mount server 2A058DAA23

Q10.1 / 1U celeron 1.2 GHZ rack mount server 2A058DAA24

Q10.1 / 1U celeron 1.2 GHZ rack mount server 2A058DAA25

Q10.1 / 1U celeron 1.2 GHZ rack mount server 2A058DAA26

Q10.1 / 1U celeron 1.2 GHZ rack mount server 2A058DAA27

Q10.1 / 1U celeron 1.2 GHZ rack mount server 2A058DAA28

Q10.1 / 1U celeron 1.2 GHZ rack mount server 2A058DAA29

Q10.1 / 1U celeron 1.2 GHZ rack mount server 2A058DAA210

Q10.1 / 1U Celeron 1.2 GHZ rack mount server 2A058DAA211

Q10.1 / 1U Celeron 1.2 GHZ rack mount server 2A058DAA212

Q10.1 / 1U Celeron 1.2 GHZ rack mount server 2A058DAA213

Q10.1 / 1U Celeron 1.2 GHZ rack mount server 2A058DAA214

Q10.1 / 1U Celeron 1.2 GHZ rack mount server 2A058DAA215

Q10.1 / 1U Celeron 1.2 GHZ rack mount server 2A058DAA216

Q20.Ds / 2U Dual Celeron 1.GHZ rack mount server 2A058DAA301

Q20.Ds / 2U Dual Celeron 1.GHZ rack mount server 2A058DAA302

Q20.Ds / 2U Dual Celeron 1.GHZ rack mount server 2A058DAA303

Q20.Ds / 2U Dual Celeron 1.GHZ rack mount server 2A058DAA304

Q20.Ds / 2U Dual Celeron 1.GHZ rack mount server 2A058DAA305

Q20.Ds / 2U Dual Celeron 1.GHZ rack mount server 2A058DAA306

HP 4813 Switch SG13262197

HP 4813 Switch SG13262204

Total Net Book Value of above Hardware $43,462.00

5 moths of FiberCloud Set-up Costs 10,743.00

Other Equipment
Make	Model	Serial Number	Value ($)
Agfa	Snapscan 1236u	56bs5566s	50.00
Apple	G4 733	xb1151ogk1	2,000.00
Apple	Studio display 17 Monitor	cy9360digzc	500.00
Clone	Pentium 3	yt301030700	1,000.00
Viewsonic	PF775 17 inch Monitor	DZ03800150	250.00
Clone	Pentium 3	yt1011116002	1,000.00
Sony	Multiscreen E200 Monitor	4014116	250.00
Onstream	SC30e Tape Drive	E119K290047	550.00

Total Value of Leased Equipment	$59,805.00

EQUIPMENT LEASE AGREEMENT

EXHIBIT "B"

PRIOR ENCUMBRANCES

The assets of the Lessor, FP Canadian Newspapers Limited Partnership, including the Equipment, are subject to a security interest evidence of which is registered in the British Columbia Personal Property Registry (Registration Date: November 27, 2001, Base Registration No.: 091182A) with the secured party identified as "The Toronto Dominion Bank As Agent" for the secured parties. The underlying credit agreement requires the Lessor to make a notice filing with its creditors prior to or concurrently with the disposition of the Assets which notice filing has been made.

Exhibit 2.3 NONCOMPETE AND NONSOLICITATION AGREEMENT

THIS AGREEMENT (the "Agreement") is between FP Canadian Newspapers Limited Partnership (the "Seller") and CityXpress Corp. (the "Buyer").

W I T N E S S E T H:

WHEREAS, pursuant to that certain Asset Purchase and Sale Agreement dated July 10, 2002 between buyer and Seller (the "Asset Purchase Agreement"), Buyer purchased the online auctions business (the "Business") of 10digit Communications, a division of Seller and certain assets of Seller relating to the operation of the Business (as listed in the Asset Purchase Agreement); and

WHEREAS, Buyer requires as a condition to the acquisition contemplated under the Asset Purchase Agreement that Seller covenants not to compete with Buyer in accordance with the terms of this Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants set forth below and other consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

1. Covenant Not to Compete. Seller hereby covenants that for a period of one year and six months following the Closing Date, as defined in the Asset Purchase Agreement, it (nor anyone affiliated with Seller) shall not, except in the case where the activity described in (i) and (ii) below has resulted from the acquisition of a business by the Seller after the date hereof, provided such acquired business derived less than 5% of its revenue in its most recently completed fiscal year from activities described in (i) and (ii) below:

(i) Engage in any way as an agent, sales representative, shareholder, partner, or member of a joint venture, in any business that develops or hosts online auctions for newspapers or other media companies or in the business of providing software or technology consulting services to any person engaged in developing or hosting online auctions for newspapers or other media companies;

(ii) Own, control, operate, direct, join or participate in the ownership, operation, or control of any person that develops or hosts online auctions for newspapers or other media companies or any person providing software or technology consulting services to any person engaged in developing or hosting online auctions for newspapers or other media companies;

(iii) Allow any affiliate of Seller to do any act in violation of (i) or (ii) of this Paragraph 1.

2. Non-Solicitation of Employees. Seller hereby covenants and agrees that neither Seller nor anyone affiliated with Seller shall, directly or indirectly, either for its own benefit or on behalf of any other person, for a period of two (2) years following the Closing Date, as defined in the Asset Purchase Agreement, induce or solicit or contact for the purpose of inducing or soliciting any person who is at that time employed by Buyer to leave his or her employment unless Buyer has given its prior written consent.

3. Equitable Relief. The parties agree that any available remedy at law for any breach or threatened breach by Seller of any of the covenants contained in Paragraph 1 or Paragraph 2 hereof shall be inadequate; therefore, Buyer or any successor to Buyer shall be entitled in addition to all other remedies, to injunctive relief (including temporary restraining orders) for enforcement of Seller's covenants contained in Paragraph 1 and Paragraph 2 hereof.

4. Reformation. If any of the provisions of this Agreement should be held to exceed the time or geographic limitations permitted by applicable law in a final judgment by a court of competent jurisdiction, then such a provision shall be automatically reformed to the maximum time or geographic limitations permitted by applicable law.

5. Severability. If any judicial proceeding or court shall refuse to enforce all or any part of the covenants contained in Paragraph 1 or Paragraph 2 hereof, any unenforceable convent shall be deemed eliminated from the provisions thereof for the purposes of such proceeding to the extent necessary to permit the remaining separate covenants to be enforced. In addition, such court shall be authorized to modify such covenants to the extent necessary to make such covenants enforceable. The duration of such covenants may be limited by a court to the extent necessary to permit the enforcement of such covenants.

6. Remedies Cumulative and Concurrent. The rights and remedies of Buyer as provided in this Agreement shall be cumulative and concurrent, and may be exercised as often as occasion therefor shall arise. The failure to exercise any right or remedy shall in no event be construed as a waiver or release thereof.

7. Entire Agreement; Amendment. This Agreement, together with the Asset Purchase Agreement and the other documents and material referred to herein and therein, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and no change in the terms herein shall be binding unless in writing and duly executed by the parties hereto.

9. Notices. All notices, demands or requests provided for or permitted to be given pursuant to this Agreement must be in writing. If not otherwise provided hereunder, all notices, demands or requests to be sent to any party hereto, or any assignee of any party, shall be deemed to have been properly given or served by delivering same personally to each party or by sending same by telefacsimile (receipt confirmed) or overnight delivery addressed to such party at the following:

To Seller:
FP Canadian Newspapers Limited Partnership
1355 Mountain Avenue
Winnipeg, Manitoba R2X 3B6
Attn: Secretary

With a copy to:
Bull, Housser & Tupper
Suite 3000
1055 W. Georgia Street
Vancouver, B.C.
Attn: Greg Lewis

To Buyer:
CityXpress Corp
200-1727 West Broadway
Vancouver, BC V6J 4W6

With a copy to:
James P. Hermance, Esq.
Duane Morris LLP
945 East Paces Ferry Road
Suite 2440
Atlanta, Georgia 30326

10. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Buyer and its successors and permitted assigns. This Agreement shall be binding upon Seller, and its successors.

11. Assignment. Seller shall not assign its rights or obligations under this Agreement in whole or in part, whether by operation of law of otherwise, without the prior written consent of Buyer, and any purported assignment contrary to the terms hereof shall be null and void and of no force and effect.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of British Columbia.

13. Preparation of Agreement. Each party participated in the drafting of this Agreement and acknowledges that this Agreement is the result of extensive negotiations among the parties, each of which was represented by counsel. The parties acknowledge and agree that it is their intention that no standard of materiality or reasonableness shall be implied (by law, in equity or otherwise) in any covenant or other agreement of any party contained in this Agreement or the other agreements or documents executed by or on behalf of any party in connection herewith, unless such a standard is expressly set forth herein.

14. Counterpart. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the 10 day of, July 2002.

CityXpress Corp

By:___________________________

Its:___________________________

FP Canadian Newspapers Limited Partnership

By:_________________________________

Its:________________________________

Exhibit 2.4 REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement, dated as of July 10, 2002 is by and between CityXpress.com Corp., a Florida corporation (the "Corporation"), and FP Canadian Newspapers Limited Partnership, a limited partnership formed under the laws of British Columbia (the "Partnership"), its successors and assigns.

RECITALS

WHEREAS, the Partnership has sold certain assets and certain business operations to the Corporation and the Corporation has purchased such assets and business operations and agreed to issue shares of its $0.001 par value common stock ("Common Stock") to the Partnership as consideration for the purchase of the assets and the business operations pursuant to that certain Asset Purchase and Sale Agreement of even date herewith by and between the Corporation and the Partnership (the "Asset Purchase Agreement"); and

WHEREAS, the Corporation deems it desirable for the Corporation to grant certain registration rights to the Purchaser in connection with its issuance of shares of Common Stock pursuant to the Asset Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

  1. Definitions. As used in this Agreement:

    (a) "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

    (b) "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

    (c) "Person" means a natural person, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

    (d) "Registrable Shares" means at any time any shares of Common Stock issued to the Partnership pursuant to the Asset Purchase Agreement.

    (e) "Registration Expenses" means all expenses incident to the Corporation's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees of transfer agents and registrars, fees and expenses of compliance with securities or blue sky laws, fees of the National Association of Securities Dealers, Inc., printing expenses, fees and disbursements of counsel for the Corporation, fees and expenses of the Corporation's independent certified public accountants, and the fees and expenses of any underwriters (excluding Selling Expenses) and other Persons retained by the Corporation and all internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance obtained by the Corporation and the expenses and fees for listing or authorizing for quotation the securities to be registered on each securities exchange or automated quotation system on which any shares of Common Stock are then listed or quoted..

    (f) "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

    (g) "Selling Expenses" means discounts and commissions attributable to the Registrable Shares included in any U.S. registration thereof and the fees of any financial advisors or attorneys retained by the Purchaser in connection with any U.S. registration.

  2. Piggyback Registrations.

    (a) Right to Piggyback. Whenever the Corporation proposes to register any of its securities under the Securities Act (except on S-8 or any successor form) and the registration form to be used may be used for the registration of Registrable Shares (a "Piggyback Registration"), the Corporation will give prompt written notice to the Partnership of its intention to effect such a registration (which notice shall be given not less than 30 days prior to the date the registration statement is to be filed) and, subject to the terms hereof, will include in such registration all Registrable Shares with respect to which the Corporation has received written requests for inclusion therein within 15 days after the receipt of the Corporation's notice.

    (b) Priority on Primary Registrations. If a Piggyback Registration is an underwritten registration on behalf of the Corporation, and the managing underwriters advise the Corporation in writing that in their opinion the number of securities requested to be included in such registration (i) creates a substantial risk that the price per share in such registration will be materially and adversely affected, or (ii) exceeds the number which can be reasonably sold in such United States offering, then the Corporation will include in such registration (x) first, the securities the Corporation proposes to sell, (y) second, shares of Common Stock requested to be included in such registration by holders of existing registration rights granted by the Corporation prior to the date of this Agreement and by holders of registration rights granted by the Corporation after the date of this Agreement, provided such holders are Lee Enterprises Incorporated or holders of such registration rights who received such rights by assignment or transfer from Lee Enterprises Incorporated or from an assignee or transferee of Lee Enterprises Incorporated, which in such opinion of such underwriters can be sold, and (z) third, Registrable Shares requested by the Partnership to be included in such registration

    (c) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Corporation's securities, and the managing underwriters advise the Corporation in writing that in their opinion the number of securities requested to be included in such registration (i) creates a substantial risk that the price per share in such registration will be materially and adversely affected, or (ii) exceeds the number which can reasonably be sold in such United States offering, then the Corporation will include in such registration (x) first, shares of Common Stock requested to be included in such registration by holders of existing registration rights granted by the Corporation prior to the date of this Agreement and by holders of registration rights granted by the Corporation after the date of this Agreement, provided such holders are Lee Enterprises Incorporated or holders of such registration rights who received such rights by assignment or transfer from Lee Enterprises Incorporated or from an assignee or transferee of Lee Enterprises Incorporated, and (y) second, Registrable Shares requested by the Partnership to be included in such registration.

    3. Holdback Agreements. The Corporation agrees, if the managing underwriters request such agreement, (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 90-day period beginning on the effective date of any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor forms), and (ii) to use all reasonable efforts to cause each holder of at least 5% (on a fully-diluted basis) of its equity securities (other than equity securities acquired in a public trading market), or any securities convertible into or exchangeable or exercisable for such securities, purchased from the Corporation at any time after the date of this Agreement to agree not to effect any public sale or distribution of any such securities during such period (except as part of such underwritten registration, if otherwise permitted).

    4. Registration Procedures. Whenever the Corporation proposes to register any of its securities under the Securities Act and the Partnership is entitled to and requests that any of the Registrable Shares be registered pursuant to this Agreement, and any such Registrable Shares are included in such registration statement,

      (a) the Corporation will use its best efforts to:

      (i) prepare and file with the Commission a registration statement and cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities;

      (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

      (iii) furnish to the Partnership such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as the Partnership may reasonably request in order to facilitate the disposition of the Registrable Shares included in the registration statement;

      (iv) register or qualify the Registrable Shares included in the registration statement under such state securities laws as the Partnership reasonably requests and do any and all other acts and things which may be reasonably necessary to enable the Partnership to consummate the disposition in such states of the Registrable Shares included in the registration statement (provided, however, that the Corporation will not be required to (x) qualify generally to do business in any state where it would not otherwise be required to qualify but for this subparagraph or (y) consent to general service of process in any such state);

      (v) cause all such Registrable Shares included in the registration statement to be listed or authorized for quotation on each securities exchange or automated quotation system on which shares of Common Stock are then listed or quoted;

      (vi) notify the Partnership, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

      (vii) notify the Partnership of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

      (viii) prepare and file with the Commission, promptly upon the request of the Partnership, any amendments or supplements to such registration statement or prospectus which, in the written opinion of counsel selected by the Partnership and knowledgeable regarding United States securities laws, is required under the Securities Act in connection with the distribution of Registrable Shares by the Partnership;

      (ix) prepare and promptly file with the Commission and promptly notify the Partnership of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

      (x) advise the Partnership, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

      (xi) otherwise use its best efforts to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with the intended method of disposition

      (b) the Partnership agrees as follows:

      (i) The Partnership shall cooperate as reasonably requested by the Corporation with the Corporation in connection with the preparation of the registration statement, and for so long as the Corporation is obligated to file and keep effective the registration statement, shall provide to the Corporation, in writing, for use in the registration statement, all such information regarding the Partnership and its plan of distribution of the Registrable Shares as may be reasonably necessary to enable the Corporation to prepare the registration statement and prospectus covering the Registrable Shares, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith.

      (ii) During such time as the Partnership may be engaged in a distribution of the Registrable Shares, it shall comply with all applicable rules and regulations promulgated under the Securities Act and the Exchange Act and pursuant thereto it shall, among other things; (x) not engage in any stabilization activity in connection with the securities of the Corporation in contravention of such regulation; (y) distribute the Registrable Shares under the registration statement solely in the manner described in the registration statement; (z) cease distribution of such Registrable Shares pursuant to such registration statement upon receipt of written notice from the Corporation that the prospectus covering the Registrable Shares contains any untrue statement of a material fact or omits a material fact required to be stated therein or necessary to make the statements therein not misleading.

    5. Registration Expenses. The Corporation shall pay all Registration Expenses and the Partnership shall pay all Selling Expenses.

    6. Indemnification.

    (a) In the event of a registration of the Registrable Shares under the Securities Act pursuant to the terms hereof, the Corporation agrees to indemnify, to the fullest extent permitted by law, the Partnership, its officers and directors and each Person who controls the Partnership (within the meaning of the Securities Act or the Exchange Act) against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees) caused by any untrue or alleged untrue statement of a material fact contained in any registration statement in which the Registrable Shares were included, any prospectus or preliminary prospectus contained therein or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Partnership and its officers, directors or controlling persons for any legal or other expenses reasonably incurred by the Partnership, director, officer or controlling person in connection with investigation or defense of such loss, claim, damage, liability or expense except insofar as the same are caused by or contained in any information furnished in writing to the Corporation or any managing underwriter by the Partnership, any officer, director or any such controlling person expressly for use therein. The reimbursements required by this paragraph 6(a) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

    (b) In connection with any registration statement in which Registrable Shares are included, the Partnership will furnish to the Corporation in writing such information and affidavits as the Corporation reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, shall indemnify the Corporation, its directors and officers and each Person who controls the Corporation (within the meaning of the Securities Act or the Exchange Act) and each underwriter and controlling person thereof against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees) resulting from any untrue statement of a material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing to the Corporation or any managing underwriter by the Partnership, any officer or director or a controlling person of the Partnership expressly for use therein. The reimbursements required by this paragraph 6(b) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

    (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person except to the extent such failure to give notice shall materially prejudice the rights of the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment (with written advice of counsel) a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not enter into any settlement without the indemnified party's prior written consent unless such settlement includes an unconditional release of the indemnified party from liability relating to the claim. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment (with written advice of counsel) of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

    (d) The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party.

    7. Participation in Underwritten Registrations. The Partnership may not participate in any registration hereunder which is underwritten unless it: (a) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

    8. No Inconsistent Agreements. The Corporation will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Partnership in this Agreement.

    9. Amendments and Waivers. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of the Corporation and the Partnership.

    10. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto, whether so expressed or not.

    11. Transfer or Assignment of Registration Rights. The rights to cause the Corporation to register any Registerable Shares granted to the Partnership by the Corporation under this Agreement may not be transferred or assigned by the Partnership without the prior written consent of the Corporation, such consent not to be unreasonably withheld.

    12. Entire Agreement. This Agreement constitutes the entire agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings.

    13. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

    14. Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed by certified mail return receipt requested, or delivered by overnight courier service to the following addresses, or such other addresses as shall be given by notice delivered hereunder, or transmitted by facsimile transmission, and shall be deemed to have been given upon delivery if delivered personally, when confirmation of transmission is received if transmitted by facsimile, three business days after mailing if mailed, or one business day after delivery to the courier if delivered by overnight courier service:

    If to the Partnership to the addresses set forth on the stock record books of the Corporation;

    If to the Corporation:

    CityXpress.com Corp.
    200 1727 West Broadway
    Vancouver, BC V6J 4W6
    Attention: President
    Phone: (604) 638-3810
    Fax: (604) 638-3808

    with a copy to:

    James P. Hermance, Esq.
    Duane Morris, LLP
    945 E. Paces Fairy Road, Ste. 2440
    Atlanta, GA 30326-1378
    Phone: (404)495-4900

    15. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF GEORGIA EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

    16. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument. Each party shall receive a duplicate original of the counterpart copy or copies executed by it and the Corporation.

    17. Attorneys Fees. In the event of any action, arbitration or suit based upon or arising out of any actual or alleged breach by any party of any representation, warranty, covenant or agreement in this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and expenses of such action, arbitration or suit from the other party, in addition to any other relief ordered by any proper arbitration proceeding or court.

    18. Survival. All of the representations, warranties, covenants, undertakings and agreements of the parties hereto contained herein shall survive any termination or expiration of this Agreement.

    19. Termination of Rights. Except as otherwise expressly set forth herein, the provisions of this Agreement shall terminate upon the first to occur of (a) the date on which the Partnership does not own any Registrable Shares; and (b) the date on which all Registrable Shares may be sold by the Partnership pursuant to Rule 144 (k) promulgated by the Commission under the Securities Act.

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

FP Canadian Newspapers Limited Partnership	CityXpress Corp.
By:________________________________	By:________________________________
Name:	Name:
Title:	Title: